Lee Enterprises nears digital sustainability with revenue inflection point

Total Digital Revenue(1) represented 50% of total revenue
Digital-only subscription revenue increased 34%(2) with subscriptions up 23%
Amplified Digital® Agency revenue totaled $26M, up 12% YOY(2)

DAVENPORT, Iowa (August 1, 2024) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 73 markets, today reported preliminary third quarter fiscal 2024 financial results(3) for the period ended June 23, 2024.

“We made tremendous progress on our digital transformation in the third quarter, and we are pleased to announce we have achieved the inflection point where more than 50% of our revenue is digital," said Kevin Mowbray, Lee's President and Chief Executive Officer. “The revenue inflection point is important as it stabilizes our operating performance, making us less impacted by the print business going forward. Nearly two-thirds of our total company gross margin was derived from digital sources, positioning us close to our goal of being sustainable from our digital products only. This positions us well to be vibrant and growing in the medium and long-term with the rapid growth of our digital revenue streams.”

“Our investment thesis is grounded in this transformation as we replace print revenue and margin with digital revenue and margin that are growing at a rapid clip. Total Digital Revenue has grown 17% annually over the last three years, and we expect this strong growth to continue,” Mowbray added.

“Our third quarter performance was highlighted by a marked improvement in revenue trends alongside effective management of operating expenses. As a result of our engaging hyper-local content, improved brand awareness, and sophisticated marketing campaigns, we now have 748,000 digital subscribers, a 23% increase over the prior year. Digital-only subscription revenue grew 34%(2) and totaled $79 million over the last twelve months, more than halfway towards our long-term target of $150 million. On the advertising side, Amplified Digital® Agency’s third quarter revenue grew 12%(2) over the prior year with annualized revenue more than $100 million,” Mowbray added.

“As a result of the persistent acceleration of print revenue declines, we are updating our full year Adjusted EBITDA(4) outlook to the range of $73 million to $78 million and Total Cash Costs(4) between $550 million and $560 million. This update is necessary as we manage operating expenses through the acceleration of secular print revenue trends combined with moving through cyclical changes in the advertising environment. The print business will be less impactful on future operating results due to the digital revenue inflection point and margin transformation. With only one-third of the Company’s gross margin tied to print products in the third quarter, changes in the print business will be less impactful on our operating results in the future,” said Mowbray.

“Given the strong performance of our digital revenue streams, we are reaffirming our Total Digital Revenue outlook of between $310 million and $330 million.”

"The rapid and consistent growth of our digital subscriptions and revenue, the expansion of Amplified Digital® Agency marketing solutions, and thoughtful investments into our digital business are proof we are steadily becoming sustainable solely from the revenue and cash flow generated from our digital products," added Mowbray.

Key Third Quarter Highlights:

•Total operating revenue was $151 million. Operating revenue was affected by accelerated declines of our print revenue streams and eliminated certain print products, partially offset by growth in digital revenue.

•Total Digital Revenue was $76 million, a 9% increase over the prior year(2), and represented 50% of our total operating revenue.
•Revenue from digital-only subscribers totaled $21 million up 34% over the prior year(2).
•Digital advertising and marketing services revenue represented 72% of our total advertising revenue and totaled $50 million.
•Digital services revenue, which is predominantly from BLOX Digital, totaled $5 million in the quarter.
•Operating expenses totaled $147 million and Cash Costs totaled $138 million, a 8% and 8% decrease compared to the prior year, respectively.
•Adjusted EBITDA totaled $15 million.
2024 Fiscal Year Outlook (updated):

Total Digital Revenue	$310 million (+13% YOY) - $330 million (+21% YOY)
Digital-only subscribers	771,000 (+7% YOY)
Adjusted EBITDA	$73 million (-14% YOY) - $78 million (-8% YOY)
Debt and Free Cash Flow:
The Company has $453 million of debt outstanding under our Credit Agreement(5) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended June 23, 2024:
•The principal amount of debt decreased $3 million year to date, and totals $453 million.
•Cash on the balance sheet totaled $13 million. Debt, net of cash on the balance sheet, totaled $439 million.
•Capital expenditures totaled $4 million for the quarter and $7 million year to date. We expect approximately $10 million of capital expenditures in FY24.
•We expect cash paid for income taxes to total between $9 million and $14 million in 2024.
•We do not expect any material pension contributions in the fiscal year as our plans are fully funded in the aggregate.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 73 markets in 26 states. Our core commitment is to provide valuable, intensely local news and information to the communities we serve. Our markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
(Thousands of Dollars, Except Per Common Share Data)	June 23, 2024	June 25, 2023	June 23, 2024	June 25, 2023

Operating revenue:
Print advertising revenue	18,941	29,216	62,118	102,503
Digital advertising and marketing services revenue	49,903	49,904	141,747	143,903
Advertising and marketing services revenue	68,844	79,120	203,865	246,406
Print subscription revenue	47,605	61,842	148,443	193,799
Digital subscription revenue	20,701	15,715	60,429	42,039
Subscription revenue	68,306	77,557	208,872	235,838
Print other revenue	8,278	9,773	24,839	30,542
Digital other revenue	5,150	4,860	15,230	14,343
Other revenue	13,428	14,633	40,069	44,885
Total operating revenue	150,578	171,310	452,806	527,129
Operating expenses:
Compensation	59,278	63,582	175,757	207,859
Newsprint and ink	4,096	6,346	13,101	20,244
Other operating expenses	74,177	80,010	221,247	249,353
Depreciation and amortization	6,850	7,478	21,438	23,097
Assets (gain) loss on sales, impairments and other, net	(1,421)	(900)	4,727	(4,255)
Restructuring costs and other	3,795	3,780	12,199	8,120
Total operating expenses	146,775	160,296	448,469	504,418
Equity in earnings of associated companies	1,122	1,194	3,869	3,534
Operating income	4,925	12,208	8,206	26,245
Non-operating (expense) income:
Interest expense	(10,082)	(10,235)	(30,427)	(31,144)
Pension and OPEB related benefit and other, net	617	555	1,096	2,255
Curtailment/Settlement gains	—	—	3,593	—
Total non-operating expense, net	(9,465)	(9,680)	(25,738)	(28,889)
(Loss) income before income taxes	(4,540)	2,528	(17,532)	(2,644)
Income tax (benefit) expense	(849)	394	(3,438)	(1,237)
Net (loss) income	(3,691)	2,134	(14,094)	(1,407)
Net income attributable to non-controlling interests	(575)	(631)	(1,663)	(1,876)
(Loss) income attributable to Lee Enterprises, Incorporated	(4,266)	1,503	(15,757)	(3,283)
Loss per common share:
Basic:	(0.73)	0.26	(2.68)	(0.56)
Diluted:	(0.73)	0.25	(2.68)	(0.56)

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months Ended		Nine months Ended
(Thousands of Dollars)	June 23, 2024	June 25, 2023	June 23, 2024	June 25, 2023

Digital Advertising and Marketing Services Revenue	49,903	49,904	141,747	143,903
Digital Only Subscription Revenue	20,701	15,715	60,429	42,039
Digital Services Revenue	5,150	4,860	15,230	14,343
Total Digital Revenue	75,754	70,479	217,406	200,285
Print Advertising Revenue	18,941	29,216	62,118	102,503
Print Subscription Revenue	47,605	61,842	148,443	193,799
Other Print Revenue	8,278	9,773	24,839	30,542
Total Print Revenue	74,824	100,831	235,400	326,844
Total Operating Revenue	150,578	171,310	452,806	527,129

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to Net loss, its most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 23, 2024	June 25, 2023	June 23, 2024	June 25, 2023

Net (loss) income	(3,691)	2,134	(14,094)	(1,407)
Adjusted to exclude
Income tax (benefit) expense	(849)	394	(3,438)	(1,237)
Non-operating expenses, net	9,465	9,680	25,738	28,889
Equity in earnings of TNI and MNI	(1,122)	(1,194)	(3,869)	(3,534)
Depreciation and amortization	6,850	7,478	21,438	23,097
Restructuring costs and other	3,795	3,780	12,199	8,120
Assets (gain) loss on sales, impairment and other, net	(1,421)	(900)	4,727	(4,255)
Stock compensation	474	462	1,189	1,384
Add:
Ownership share of TNI(6) and MNI EBITDA(6) (50%)	1,323	1,406	4,644	4,128
Adjusted EBITDA	14,824	23,240	48,534	55,185
The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 23, 2024	June 25, 2023	June 23, 2024	June 25, 2023

Operating expenses	146,775	160,296	448,469	504,418
Adjustments
Depreciation and amortization	6,850	7,478	21,438	23,097
Assets (gain) loss on sales, impairments and other, net	(1,421)	(900)	4,727	(4,255)
Restructuring costs and other	3,795	3,780	12,199	8,120
Cash Costs	137,551	149,938	410,105	477,456

The table below reconciles the non-GAAP financial performance measure of Same-store Revenues to Operating Revenues, its most directly comparable U.S. GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 23, 2024	June 25, 2023	June 23, 2024	June 25, 2023

Print Advertising Revenue	18,941	29,216	62,118	102,503
Exited operations	(2)	(4,030)	(908)	(18,262)
Same-store, Print Advertising Revenue	18,939	25,186	61,210	84,241
Digital Advertising and Marketing Services Revenue	49,903	49,904	141,747	143,903
Exited operations	—	(800)	(95)	(2,454)
Same-store, Digital Advertising and Marketing Services Revenue	49,903	49,104	141,652	141,449
Total Advertising Revenue	68,844	79,120	203,865	246,406
Exited operations	(2)	(4,830)	(1,004)	(20,716)
Same-store, Total Advertising Revenue	68,842	74,290	202,861	225,690
Print Subscription Revenue	47,605	61,842	148,443	193,799
Exited operations	—	(528)	(174)	(1,789)
Same-store, Print Subscription Revenue	47,605	61,314	148,269	192,010
Digital Subscription Revenue	20,701	15,715	60,429	42,039
Exited operations	—	(282)	(84)	(776)
Same-store, Digital Subscription Revenue	20,701	15,433	60,345	41,263
Total Subscription Revenue	68,306	77,557	208,872	235,838
Exited operations	—	(810)	(259)	(2,566)
Same-store, Total Subscription Revenue	68,306	76,747	208,613	233,272
Print Other Revenue	8,278	9,773	24,839	30,542
Exited operations	—	(107)	(1)	(323)
Same-store, Print Other Revenue	8,278	9,666	24,838	30,219
Digital Other Revenue	5,150	4,860	15,230	14,343
Exited operations	—	—	1	(1)
Same-store, Digital Other Revenue	5,150	4,860	15,231	14,342
Total Other Revenue	13,428	14,633	40,069	44,885
Exited operations	—	(107)	(1)	(324)
Same-store, Total Other Revenue	13,428	14,526	40,068	44,561
Total Operating Revenue	150,578	171,310	452,806	527,128
Exited operations	(1)	(5,748)	(1,263)	(23,605)
Same-store, Total Operating Revenue	150,577	165,562	451,543	503,523

NOTES
(1)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital® Agency), digital-only subscription revenue and digital services revenue.
(2)Same-store revenues is a non-GAAP performance measure based on U.S. GAAP revenues for Lee for the current period, excluding exited operations. Exited operations include (1) business divestitures and (2) the elimination of stand-alone print products discontinued within our markets.
(3)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(4)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant U.S GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(5)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with U.S. GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(6)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.